Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Proteon Therapeutics, Inc. Amended and Restated 2014 Equity Incentive Plan, as amended, and the ArTara Subsidiary, Inc. 2017 Equity Incentive Plan of our report dated March 13, 2019, with respect to the consolidated financial statements of Proteon Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

January 14, 2020